Exhibit  10.10

                             PUT AND CALL AGREEMENT

     This  Put  and  Call  Agreement  (the  "Agreement"),  dated  as  of
April 16, 2003, is entered into by and between Nick VandenBrekel ("VandenBrekel") and Mark Mroczkowski ("Mroczkowski"), jointly and severally, and La Jolla Cove Investors, Inc. a California corporation ("LJCI"), with reference to the following:

     WHEREAS, concurrently herewith, LJCI is purchasing from Sequiam Corporation (the "Company") an 8 % Convertible Debenture in the principal amount of $300,000 (the "Debenture"), which Debenture is convertible into stock of the Company (the "Stock"); and

     WHEREAS, VandenBrekel and Mroczkowski desire to have the opportunity to purchase the Debenture at an agreed upon future price, and LJCI is willing to grant such right provided LJCI gets the opportunity to resell the Debenture at an agreed upon future price. Accordingly, the parties hereto desire to provide for certain put and call provisions relating to the Debenture.

     WHEREA, this Agreement supercedes and replaces the Put and Call Agreement between the parties dated as of March 5, 2003.

     NOW, THEREFORE, in consideration of the mutual promises and convenants contained herein, and in consideration of LJCI purchasing the Debenture, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Put  Right.     During  the  period  and  from  time to time between
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October  5,  2003  and  January  5, 2004 (the "Put Period"), LJCI shall have the right to sell in its sole and absolute discretion, and VandenBrekel and Mroczkowski, jointly and severally, shall thereafter have the obligation to purchase, all or a portion of the Debenture remaining unpaid for a cash purchase price of 180% of the principal balance remaining unpaid, such total obligation under this Section 1 not to exceed $540,000. The exercise of VandenBrekel and Mroczkowski's Call and/or the conversion of the Debenture by LJCI, in whole or in part, shall cancel a corresponding amount of LJCI's Put. The election of LJCI to sell the Debenture shall be pursuant to written notice to VandenBrekel and Mroczkowski, which notice shall be sent at least three business days prior to the effective date of the transfer and shall specify the principal balance, plus accrued interest, of the Debenture. On the effective date of the transfer, VandenBrekel and Mroczkowski shall pay to LJCI (or its designee), the purchase price therefor in good funds, and within three business days thereafter LJCI shall deliver to VandenBrekel and Mroczkowski the Debenture together with an assignment thereof. Any transfer hereunder shall be without warranty or representation except as to good title. The obligations of VandenBrekel and Mroczkowski hereunder shall not be subject to any defense, setoff, recoupment, impairment or termination for any reason including, without limitation, whether the Debenture or the stock issuable upon conversion thereof is publicly traded, whether the stock issuable upon conversion of the Debenture is restricted, whether any bankruptcy proceedings have been instituted by or against the Company or any order has been entered adjudging the Company a bankrupt or insolvent, or whether the Company or its transfer agent consents to or authorizes the transfer. The


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obligations  of  VandenBrekel  and Mroczkowski pursuant to this Section shall be joint and several and the allocation of the Debenture being purchased shall be as determined among VandenBrekel and Mroczkowski.

     2.     Call  Right.     During the period and from time to time between the
            -----------
date hereof and October 5, 2003 (the "Call Period"), VandenBrekel and Mroczkowski, jointly and severally, shall have the option to purchase, and LJCI shall thereafter have the obligation to sell, all or a portion of the Debenture remaining unpaid for a cash purchase price of 200% of the principal balance remaining unpaid plus any accrued interest. The election of VandenBrekel and Mroczkowski to purchase the Debenture shall be pursuant to written notice to LJCI, which notice shall be sent at least three business days prior to the effective date of the transfer and shall specify the principal balance, plus any accrued interest, of the Debenture. On the effective date of the transfer, VandenBrekel and Mroczkowski shall pay to LJCI (or its designee) the purchase price therefor in good funds, and within three business days thereafter LJCI shall deliver to VandenBrekel and Mroczkowski the Debenture together with an assignment thereof. Any transfer hereunder shall be without warranty or representation except as to good title. The exercise of LJCI's Put and/or the conversion of the Debenture by LJCI, in whole or in part, shall cancel a corresponding amount of VandenBrekel and Mroczkowski's Call.

     3.     Interest.  At  such time that money is due to any party, and if such
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amount  is not paid within five (5) business days, then that amount shall accrue interest  at  the  rate  of  nine  percent  (9%)  per  year.

     4.     Governing  Law.  This  Agreement shall in all respects be construed,
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interpreted  and  enforced  in  accordance  with and governed by the laws of the
State  of  California,  United  States  of  America.

     5.     Consent  to  Jurisdiction.  VandenBrekel  and Mroczkowski (i) hereby
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irrevocably  submit  to  the  jurisdiction  of  the United States District Court sitting in the District of San Diego and the courts of the State of California located in San Diego county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. VandenBrekel and Mroczkowski consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

     6.     Attorneys'  Fees.  In  the  event  of  any  legal action between the
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parties  with  respect  to  this  Agreement  or  the  subject matter hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to court costs and litigation expenses incurred in said legal action, regardless of whether such legal action is prosecuted to judgment.

     7.     Notices.  Any  notice,  demand  or  other  communication required or
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permitted  under  this  Agreement  shall  be  deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a


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business  day during normal business hours where such notice is to be received), or (c) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

To VandenBrekel:  Nick VandenBrekel                with a copy to:
                  300 Sunport Lane                 LEE & GODDARD, LLP
                  Orlando, Florida 32809           18500 Von Karman Avenue, # 700
                  Facsimile: 407-240-1431          Irvine, CA 92629
                                                   Telephone:    949-253-0500
                                                   Facsimile:    949-253-0505


To Mroczkowski:   Mark Mroczkowski                 with a copy to:
                  300 Sunport Lane                 LEE & GODDARD, LLP
                  Orlando, Florida 32809           18500 Von Karman Avenue, #700
                  Facsimile: 407-240-1431          Irvine, CA 92629
                                                   Telephone:    949-253-0500
                                                   Facsimile:    949-253-0505


To LJCI:          La Jolla Cove Investors, Inc.
                  7817 Herschel Avenue, Suite 200
                  La Jolla, CA  92037
                  Facsimile:    858-551-0987


     8.     Severability.  In  the  event  that  any provision of this Agreement
            ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Agreement shall continue in full force and effect without said provision. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

     9.     Counterparts.  This  Agreement  may  be  executed  in  any number of
            ------------
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document. Facsimile execution shall be deemed originals.

     10.     Entire  Agreement.  This  Agreement constitute the entire agreement
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between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.


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     11.     Successors  and  Assigns.  The provisions hereof shall inure to the
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benefit  of,  and  be binding upon, the permitted successors and assigns, heirs, executors,  and  administrators  of  the  parties  hereto.

     12.     Amendment  and  Waiver.  No modification or waiver of any provision
             ----------------------
of this Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Agreement or the right of any party to thereafter enforce each and every provision of this Agreement.

     14.     Status  of  Shares.  VandenBrekel  and Mroczkowski acknowledge that
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the  Debenture being purchased by LJCI constitutes restricted securities and the resale thereof by VandenBrekel and Mroczkowski may be limited and subject to applicable securities laws. In the event that VandenBrekel and Mroczkowski acquire the Debenture pursuant to the exercise of the Put Right or Call Right, they shall acquire the Debenture for investment purposes and not with a view to distribution.

     IN WITNESS WHEREOF, LJCI, VandenBrekel and Mroczkowski have duly executed this Agreement as of the date first above written.

                                          La Jolla Cove Investors, Inc.


----------------------------------
Nick VandenBrekel
                                          By:
                                             -----------------------------------

                                          Title:
----------------------------------              --------------------------------
Mark Mroczkowski



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